Exhibit 99.1

News from AEP

MEDIA CONTACT:	ANALYSTS CONTACT:
Tammy Ridout	Darcy Reese
Managing Director, External Communications	Vice President, Investor Relations
614/716-2347	614/716-2614

FOR IMMEDIATE RELEASE

AEP Reports First-Quarter 2024 Earnings, Reaffirms Guidance

•First-quarter 2024 GAAP earnings of $1.91 per share; operating earnings of $1.27 per share
•Company reaffirms 2024 operating earnings (non-GAAP) guidance of $5.53 to $5.73 per share and long-term growth rate of 6% to 7%
•Economic development focus helps drive 10.5% commercial load growth year over year in the first quarter

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	First Quarter ended March 31,
	2024	2023	Variance
Revenue ($ in billions):	5.0	4.7	0.3
Earnings ($ in millions):
GAAP	1,003.1	397.0	606.1
Operating (non-GAAP)	670.4	571.6	98.8

EPS ($):
GAAP	1.91	0.77	1.14
Operating (non-GAAP)	1.27	1.11	0.16
EPS based on 527 million shares 1Q 2024, 514 million shares 1Q 2023.

COLUMBUS, Ohio, April 30, 2024 -- American Electric Power (Nasdaq: AEP) today reported first-quarter 2024 earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $1 billion or $1.91 per share, compared with GAAP earnings of $397 million or $0.77 per share in first-quarter 2023. Operating earnings for first-quarter 2024 were $670 million or $1.27 per share, compared with operating earnings of $572 million or $1.11 per share in first-quarter 2023.

Operating earnings is a non-GAAP measure representing GAAP earnings excluding special items. The difference between 2024 GAAP and operating earnings for the quarter was largely due to an adjustment to transition to standalone rate making for deferred taxes. A full reconciliation of GAAP earnings to operating earnings for the quarter is included in the tables at the end of this news release.
"Despite mild weather, AEP achieved solid quarterly earnings results, driven by our continued investments in a modern, reliable grid to serve our customers and communities. Affordability for our customers remains top of mind as we make these investments,” said Ben Fowke, interim chief executive officer and president.
“Commercial load grew 10.5% year over year as we’ve built on our long-term, strategic economic development focus to support growth in our communities. AEP’s industry-leading transmission network continues to attract meaningful investment from data centers and other commercial and industrial customers, especially in our Indiana, Ohio and Texas service areas. Coupled with a slight increase in industrial load, commercial sales more than offset the expected decline in usage for residential customers.
“We’re making significant progress executing our robust capital plan focused on wires and new generation resources to meet customer demand. This includes investing more than $27 billion in the transmission and distribution systems over the next five years to harden the grid and enhance resiliency. We’ve also secured approval for $6.6 billion of our planned $9.4 billion investment in regulated renewables, with active RFPs for additional diverse generation resources in our operating companies,” Fowke said.
“We closed on the sale of our New Mexico solar assets in February and continue to work through the final phases of the process for the AEP Energy retail and AEP OnSite Partners distributed resources businesses. We expect to conclude that process by our second quarter earnings call this year.
“AEP has a strong track record of effectively managing costs while growing the business. We are taking additional steps, including a voluntary workforce reduction program, to help mitigate the impacts of inflation and interest rates and position the company for the future. This action will allow us to keep customer bills affordable as we make needed investments in the energy infrastructure," Fowke said.

SUMMARY OF RESULTS BY SEGMENT

$ in millions

GAAP Earnings	1Q 24	1Q 23	Variance
Vertically Integrated Utilities (a)	560.8	261.0	299.8
Transmission & Distribution Utilities (b)	150.3	125.7	24.6
AEP Transmission Holdco (c)	208.7	181.5	27.2
Generation & Marketing (d)	137.6	(157.7)	295.3
All Other	(54.3)	(13.5)	(40.8)
Total GAAP Earnings (Loss)	1,003.1	397.0	606.1

Operating Earnings (non-GAAP)	1Q 24	1Q 23	Variance
Vertically Integrated Utilities (a)	300.3	265.2	35.1
Transmission & Distribution Utilities (b)	150.3	125.7	24.6
AEP Transmission Holdco (c)	208.7	181.5	27.2
Generation & Marketing (d)	65.4	45.2	20.2
All Other	(54.3)	(46.0)	(8.3)
Total Operating Earnings (non-GAAP)	670.4	571.6	98.8

A full reconciliation of GAAP earnings with operating earnings is included in tables at the end of this news release.

a.Includes AEP Generating Co., Appalachian Power, Indiana Michigan Power, Kentucky Power, Kingsport Power, Public Service Co. of Oklahoma, Southwestern Electric Power and Wheeling Power
b.Includes Ohio Power and AEP Texas
c.Includes wholly-owned transmission-only subsidiaries and transmission-only joint ventures
d.Includes AEP OnSite Partners, AEP Renewables, competitive generation in ERCOT and PJM as well as marketing, risk management and retail activities in ERCOT, PJM and MISO

EARNINGS GUIDANCE
AEP management reaffirms its 2024 operating earnings guidance range to $5.53 to $5.73 per share. Operating earnings could differ from GAAP earnings for matters such as impairments, divestitures or changes in accounting principles. AEP management is not able to forecast if any of these items will occur or any amounts that may be reported for future periods. Therefore, AEP is not able to provide a corresponding GAAP equivalent for 2024 earnings guidance.
Reflecting special items recorded through the first quarter, the estimated earnings per share on a GAAP basis would be $6.17 to $6.37 per share. See the table below for a full reconciliation of 2024 earnings guidance.

2024 EPS Guidance Reconciliation

Estimated EPS on a GAAP basis	$6.17	to	$6.37

Mark-to-market impact of commodity hedging activities		(0.10)

Remeasurement of Excess ADIT Regulatory Liability - Turk Plant		(0.06)

Impact of NOLC on Retail Rate Making		(0.50)

Disallowance - Dolet Hills Power Station		0.02

Operating EPS Guidance	$5.53	to	$5.73

WEBCAST

AEP’s quarterly discussion with financial analysts and investors will be broadcast live over the internet at 9 a.m. Eastern today at http://www.aep.com/webcasts. The webcast will include audio of the discussion and visuals of charts and graphics referred to by AEP management. The charts and graphics will be available for download at http://www.aep.com/webcasts.
AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. The company’s operating earnings, a non-GAAP measure representing GAAP earnings excluding special items as described in the news release and charts, provide another representation for investors to evaluate the performance of the company’s ongoing business activities. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company uses operating earnings data internally to measure performance against budget, to report to AEP’s Board of Directors and also as an input in determining performance-based compensation under the company’s employee incentive compensation plans.
At American Electric Power, based in Columbus, Ohio, we understand that our customers and communities depend on safe, reliable and affordable power. Our nearly 17,000 employees operate and maintain more than 40,000 miles of transmission lines, the nation’s largest electric transmission system, and more than 225,000 miles of distribution lines to deliver power to 5.6 million customers in 11 states. AEP also is one of the nation’s largest electricity producers with approximately 29,000 megawatts of diverse generating capacity, including nearly 6,000 megawatts of renewable energy. AEP is investing $43 billion over the next five years to make the electric grid cleaner and more reliable. We are on track to reach an 80% reduction in carbon dioxide emissions from 2005 levels by 2030 and have a goal to achieve net zero by 2045. AEP is recognized consistently for its focus on sustainability, community engagement and inclusion. AEP’s family of companies includes utilities AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana, east Texas and the Texas Panhandle). AEP also owns AEP Energy, which provides innovative competitive energy solutions nationwide. For more information, visit aep.com.

WEBSITE DISCLOSURE
AEP may use its website as a distribution channel for material company information. Financial and other important information regarding AEP is routinely posted on and accessible through AEP’s website at https://www.aep.com/investors/. In addition, you may automatically receive email alerts and other information about AEP when you enroll your email address by visiting the “Email Alerts” section at https://www.aep.com/investors/.

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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: changes in economic conditions, electric market demand and demographic patterns in AEP service territories; the economic impact of increased global trade tensions including the conflicts in Ukraine and the Middle East, and the adoption or expansion of economic sanctions or trade restrictions; inflationary or deflationary interest rate trends; volatility and disruptions in the financial markets precipitated by any cause, including failure to make progress on federal budget or debt ceiling matters, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly if expected sources of capital such as proceeds from the sale of assets, subsidiaries and tax credits, and anticipated securitizations, do not materialize or do not materialize at the level anticipated, and during periods when the time lag between incurring costs and recovery is long and the costs are material; decreased demand for electricity; weather conditions, including storms and drought conditions, and AEP’s ability to recover significant storm restoration costs; limitations or restrictions on the amounts and types of insurance available to cover losses that might arise in connection with natural disasters or operations; the cost of fuel and its transportation, the creditworthiness and performance of fuel suppliers and transporters and the cost of storing and disposing of used fuel, including coal ash and spent nuclear fuel; the availability of fuel and necessary generation capacity and the performance of generation plants; AEP’s ability to recover fuel and other energy costs through regulated or competitive electric rates; the ability to transition from fossil generation and the ability to build or acquire renewable generation, transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms, including favorable tax treatment, and to recover those costs; the impact of pandemics and any associated disruption of AEP’s business operations due to impacts on economic or market conditions, costs of compliance with potential government regulations, electricity usage, supply chain issues, customers, service providers, vendors and suppliers; new legislation, litigation and government regulation, including changes to tax laws and regulations, oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances that could impact the continued operation, cost recovery, and/or profitability of generation plants and related assets; the impact of federal tax legislation on results of operations, financial condition, cash flows or credit ratings; the risks associated with fuels used before, during and after the generation of electricity and the byproducts and wastes of such fuels, including coal ash and spent nuclear fuel; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation or regulatory proceedings or investigations; AEP’s ability to efficiently manage operation and maintenance costs; prices and demand for power generated and sold at wholesale; changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation; AEP’s ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for coal and other energy-related commodities, particularly changes in the price of natural gas; the impact of changing expectations and demands of customers, regulators, investors and stakeholders, including focus on environmental, social and governance concerns; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; changes in the creditworthiness of the counterparties with contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting standards periodically issued by accounting standard-setting bodies; other risks and unforeseen events, including wars and military conflicts, the effects of terrorism (including increased security costs), embargoes, wildfires, cyber security threats and other catastrophic events; and the ability to attract and retain the requisite work force and key personnel.

American Electric Power

Financial Results for the First Quarter of 2024
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2024
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions)

GAAP Earnings (Loss)		560.8	150.3	208.7	137.6	(54.3)	1,003.1	$1.91

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	20.4	—	—	(72.2)	—	(51.8)	(0.10)
Remeasurement of Excess ADIT Regulatory Liability - Turk Plant	(d)	(32.4)	—	—	—	—	(32.4)	(0.06)
Impact of NOLC on Retail Rate Making	(e)	(259.6)	—	—	—	—	(259.6)	(0.50)
Disallowance - Dolet Hills Power Station	(f)	11.1	—	—	—	—	11.1	0.02
Total Special Items		(260.5)	—	—	(72.2)	—	(332.7)	$(0.64)

Operating Earnings (Loss) (non-GAAP)		300.3	150.3	208.7	65.4	(54.3)	670.4	$1.27

Financial Results for the First Quarter of 2023
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2023
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions)

GAAP Earnings (Loss)		261.0	125.7	181.5	(157.7)	(13.5)	397.0	$0.77

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	4.2	—	—	114.4	—	118.6	0.23
Termination of the Sale of Kentucky Operations	(g)	—	—	—	—	(33.7)	(33.7)	(0.06)
Pending Sale of Unregulated Renewables	(h)	—	—	—	88.5	1.2	89.7	0.17
Total Special Items		4.2	—	—	202.9	(32.5)	174.6	$0.34

Operating Earnings (Loss) (non-GAAP)		265.2	125.7	181.5	45.2	(46.0)	571.6	$1.11

(a)Per share amounts are divided by Weighted Average Common Shares Outstanding – Basic
(b)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(c)Represents the impact of mark-to-market economic hedging activities
(d)Represents the impact of the remeasurement of excess accumulated deferred income taxes related to the Arkansas share of the Turk Plant as a result of the APSC’s March 2024 order
(e)Represents the impact of receiving IRS PLRs related to NOLCs in retail rate making (I&M, PSO and SWEPCo). Amount includes a reduction in excess accumulated deferred income taxes and activity related to prior periods
(f)Represents the impact of a disallowance recorded at SWEPCo on the remaining net book value of the Dolet Hills Power Station as a result of an LPSC approved settlement agreement in April 2024
(g)Represents an adjustment to the loss on the expected sale of the Kentucky Operations which was terminated in April 2023 and other related third-party transaction costs
(h)Represents the loss on the expected sale of the Competitive Contracted Renewable Portfolio and other related third-party transaction costs

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Three Months Ended March 31,
ENERGY & DELIVERY SUMMARY	2024	2023	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	8,560	8,099	5.7%
Commercial	5,769	5,372	7.4%
Industrial	8,252	8,295	(0.5)%
Miscellaneous	538	521	3.3%
Total Retail	23,119	22,287	3.7%

Wholesale Electric (in millions of kWh): (a)	3,763	3,260	15.4%

Total KWHs	26,882	25,547	5.2%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	6,280	6,266	0.2%
Commercial	7,991	6,744	18.5%
Industrial	6,812	6,526	4.4%
Miscellaneous	180	168	7.1%
Total Retail (b)	21,263	19,704	7.9%

Wholesale Electric (in millions of kWh): (a)	590	453	30.2%

Total KWHs	21,853	20,157	8.4%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers